


SHAREHOLDER RESPONSE SUMMARY REPORT


Strategist Tax-Free High Yield Fund
June 16, 1999
                                              % of Outstanding  %of Shares
                                   No. of Shares       Shares     Voted
1. Election of Board members.

Rodney P. Burwell
         Affirmative                    154,835.104    76.129%   99.231%
         Withhold                        1,199.422      0.590%    0.769%
          TOTAL                         156,034.526    76.719%  100.000%

Jean B. Keffeler
         Affirmative                    154,835.104    76.129%   99.231%
         Withhold                        1,199.422      0.590%    0.769%
          TOTAL                         156,034.526    76.719%  100.000%

Thomas R. McBurney
         Affirmative                    154,835.104    76.129%   99.231%
         Withhold                        1,199.422      0.590%    0.769%
          TOTAL                         156,034.526    76.719%  100.000%

James A. Mitchell
         Affirmative                    154,835.104    76.129%   99.231%
         Withhold                        1,199.422      0.590%    0.769%
          TOTAL                         156,034.526    76.719%  100.000%

John R. Thomas
         Affirmative                    154,835.104    76.129%   99.231%
         Withhold                        1,199.422      0.590%    0.769%
          TOTAL                         156,034.526    76.719%  100.000%

2.  Ratify the selection of independent auditors
         Affirmative                    154,835.104    76.129%   99.231%
         Against                             0.000      0.000%    0.000%
         Abstain                         1,199.422      0.590%    0.769%
         TOTAL                          156,034.526    76.719%  100.000%

FUND TOTALS                             Shares
Record Total                            203,383.914
Voted Shares                            156,034.526
Percent Voted                              76.719%
